EXHIBIT 99.1

AFFILIATE STOCK PURCHASE AGREEMENT

THIS AFFILIATE STOCK PURCHASE AGREEMENT (“Agreement”) is made as of the 28th day of November, 2016, by and between PAVEL MIKHALKOV (“Seller”) and LANDBOND HOME LIMITED (“Purchaser”) as to 2,500,000 shares, of FUSE ENTERPRISES INC.

RECITALS

WHEREAS, the Seller is the owner of 2,500,000 unregistered shares of common stock of FUSE ENTERPRISES INC., a NEVADA corporation (the "Company"); and

WHEREAS, the Seller proposes to sell to the Purchaser the 2,500,000 unregistered shares of common stock of the Company (the “Purchased Shares”), on the terms set forth herein.

In consideration of the premises, representations, warranties and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             PURCHASE AND SALE AND CLOSING

1.1           The Seller hereby agrees to sell, assign, transfer and deliver to the Purchaser, and the Purchaser hereby agrees to purchase from the Seller, the Purchased Shares for an aggregate purchase price TWENTY-FIVE THOUSAND and no/100 U.S. Dollars ($25,000) (the "Purchase Price") payable on the Closing Date (as defined below).  Payment shall be in U.S. Dollars, in the form of bank wire as follows.  An amount of $25,000 in good funds delivered and cleared to Seller’s account via WILLIAM R. BARKER, PA (account information as provided by separate communiqué’).  Payment of the Purchase Price to such account shall constitute delivery of the Purchase Price to Seller.

1.2           Closing.  The closing (“Closing”) of the transactions contemplated hereby will occur on, or, before the 25th day of November, 2016 (the “Closing Date”).

2.             REPRESENTATIONS AND WARRANTIES OF THE SELLER

2.1           The Seller warrants, covenants and represents to the Purchaser with the intention of inducing the Purchaser to enter into this Agreement that, as of the date hereof and at the Closing:

(a)
immediately prior to and at the Closing, the Seller shall be the legal and beneficial owner of the Purchased Shares and on the Closing Date, the Seller shall transfer to the Purchaser the Purchased Shares free and clear of all liens, restrictions, covenants or adverse claims of any kind or character;

(b)	the Purchased Shares constitute all of the issued and outstanding equity ownership interests of the Company beneficially owned by the Seller;

(c)
the Seller has the legal power and authority to execute and deliver this Agreement and all other documents required to be executed and delivered by the Seller hereunder and to consummate the transactions contemplated hereby;

(d)
the Seller is, or has been during the past ninety (90) days, an officer, director, 10% or greater shareholder or "affiliate" of the Company, as that term is defined in Rule 144 promulgated under the United States Securities Act of 1933, as amended (the "Securities Act");

(e)
to the best of the knowledge, information and belief of the Seller there are no circumstances that may result in any material adverse effect to the Company or the value of the Purchased Shares that are now in existence or may hereafter arise;

(f)	as of the Closing and immediately thereafter, the Seller shall not be indebted to the Company and the Company shall not be indebted to the Seller;

(g)
the Seller does not now, nor will it prior to or on the Closing Date, own, either directly or indirectly, or exercise direction or control over any common shares of the Company other than the Purchased Shares;

(h)
the authorized capital of the Company consists of 75,000,000 common shares, par value $0.001, of which a total of 9,030,000 common shares have been validly issued, are outstanding and are fully paid and non-assessable;

(i)
no individual or entity has any right, agreement, warrant or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option to require the Company to issue any shares in its capital or to convert any securities of the Company or of any other company into shares in the capital of the Company;

(j)
as of the Closing and immediately thereafter, the liabilities of the Company whether accrued, contingent or otherwise, shall be less than $3,000.00; and the Seller will pay any outstanding liabilities of the Company with the Purchase Price;

(k)	the Company has good and marketable title to all assets used in the business of the Company, and such assets are free and clear of any liens or encumbrances not disclosed in the Financial Statements;

(l)	the Company does not own or lease any real property;

(m)
with the except of the Transfer Agent Agreement by and between the Company and Island Capital Management, LLC, dated April 11, 2016, the Company is not subject to or bound by any contract, agreement or understanding, written or oral, requiring payment or performance by the Company after the Closing;

(n)
the Company has filed all reports required to be filed by it under the Securities Act and the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) of the Exchange Act, (the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the United States Securities and Exchange Commission (the “Commission”) promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly present the Company’s financial position as of the their respective dates. The Company is, and has at all times been, in compliance with all applicable securities laws and regulations;

(o)
the Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities; no person has a right to purchase or acquire or receive any equity or debt security of the Company;

(p)	the Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder;

(q)	contemporaneously herewith, the Seller as a director shall appoint representatives of the Buyer to the Board of Directors of the Company;

(r)
the Seller shall tender his resignation as an officer and a member of the Board of Directors of the Company, to be effective on the Closing Date, and Seller shall agree to the termination of that Management Consulting Agreement, by and between the Seller and the Company, dated July 1, 2015, effective as of the Closing Date;

(s)	the Seller agrees to execute and deliver such other documents and to perform such other acts as shall be necessary to effectuate the purposes of this Agreement;

(t)
there are no claims threatened or against or affecting the Company nor are there any actions, suits, judgments, proceedings or investigations pending or, threatened against or affecting the Company, at law or in equity, before or by any court, administrative agency or other tribunal or any governmental authority or any legal basis for same;

(u)
the Company has not (i) granted any severance or termination pay to (or amended any existing arrangement with) any current or former director, officer or employee, (ii) entered into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee, (iii) established, adopted or amended (except as required by applicable Laws) any employee plan or any collective bargaining, works council, stock option, restricted stock, bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, or any other benefit plan, agreement or arrangement covering any employees, officers, consultants or directors of the Company; (iv) entered into any contract providing for indemnification of any officer, director, employee or agent. The Company is, and has at all times been, in compliance with all applicable Laws and in particular, all labor laws applicable to its employees;

(v)
All tax returns required to have been filed by or on behalf of, or with respect to the assets of, the Company through the date of this Agreement have been timely filed in accordance with all applicable laws (pursuant to an extension of time or otherwise) and are true, correct and complete in all respects;

(w)
All taxes, estimated taxes, deposits and other payments due and owing by or on behalf of the Company (whether or not shown on any tax return) have been timely paid in full through the date of this Agreement;

(x)
Neither the execution, delivery or performance by the Seller of this Agreement, nor the consummation of the transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time, or both) contravene, conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default under any of contract or obligation to which the Seller is a party; and

(y)	Neither the Seller nor the Company is subject to any “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act.

3.             REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

3.1           The Purchaser represents and warrants to the Seller that the Purchaser:

(a)	has the legal power and authority to execute and deliver this Agreement and to consummate the transactions hereby contemplated;

(b)
understands and agrees that offers and sales of any of the Purchased Shares prior to the expiration of a period of one year after the date of completion of the transfer of the Purchased Shares (the "Restricted Period") as contemplated in this Agreement shall only be made in compliance with the safe harbor provisions set forth in Rule 144, or pursuant to the registration provisions of the Securities Act or pursuant to an exemption therefrom, and that all offers and sales after the Restricted Period shall be made only in compliance with the registration provisions of the Securities Act or an exemption therefrom; and

(c)
is acquiring the Purchased Shares as principal for the Purchaser's own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalisation thereof, in whole or in part.

3.2           The Purchaser agrees not to engage in hedging transactions with regard to the Purchased Shares accept in compliance with the Securities Act.

4.             INDEMNIFICATION AND RELEASE

4.1           Indemnification.  The Seller hereby agrees to indemnify and hold harmless the Purchaser and the Company from any damages, losses, liabilities, obligations, claims of any kind, interest or expenses (including, without limitation, reasonable attorneys’ fees and expenses), arising out of or in connection with (i) the failure of any representation or warranty made by the Seller contained in Section 2 of this Agreement to be true and correct as of the Closing Date, and (ii) any breach by Seller of any covenants or agreements of Seller contained herein, without application of any cap or threshold.

 4.2          Release.  In exchange for the payments and other commitments by the Purchaser made in this Agreement, the Seller waives, releases and forever discharges the Company, and the Company’s past, present and future officers, directors, managers, members and shareholders (the “Company Parties”) from and in respect of, and agrees that he will not in any manner institute, prosecute or pursue against any of them, any and all complaints, claims, charges or causes of action, whether in law or in equity, that he asserts or could assert at common law or under any statute, rule, regulation, order or law, whether federal, state or local, on any grounds whatsoever, with respect to any event, matter, claim, damage or injury arising out of or relating to the Seller’s independent contractor relationship with the Company, termination of his independent contractor relationship with the Company or his position as an officer, director, consultant or shareholder of the Company.  The provisions of this Section 4.2 include any claims under Title VII of the 1964 Civil Rights Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act, and the Employee Retirement Income Security Act of 1974.  This release does not extend to (i) payment or other obligations of the Company set forth or described in this Agreement that, by their terms, continue following or arise after the execution of this Agreement or (ii) those rights, if any, that as a matter of law cannot be waived.

5.             POST-CLOSING SEC REPORTS

5.1           The Purchaser hereby agrees that it shall, subsequent to the Closing Date, file any and all SEC Reports required to be filed as a result of the transaction and actions contemplated hereby.

6.             MISCELLANEOUS

6.1           The parties hereto acknowledge that they have obtained independent legal advice with respect to this Agreement and acknowledge that they fully understand the provisions of this Agreement.

6.2           Unless otherwise provided, all dollar amounts referred to in this Agreement are in United States dollars.

6.3           There are no representations, warranties, collateral agreements, or conditions concerning the subject matter of this Agreement except as herein specified.

6.4           This Agreement will be governed by and construed in accordance with the laws of the State of NEVADA. The parties hereby attorn to the jurisdiction of the courts CLARK County, NEVADA with respect to any legal proceedings arising from this Agreement.

6.5           The representations and warranties of the parties contained in this Agreement shall survive the closing of the purchase and sale of the Purchased Shares and shall continue in full force and effect for a period of three years.

6.6           The provisions of this Agreement may be amended only by the written agreement of all of the Parties.  Any waiver, consent or approval of any kind or character on the part of any Party of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing.

6.7           Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law.  If any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

6.8           Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties without the prior written consent of the other Parties and any purported assignment or delegation of this Agreement without such consent shall be null and void.  This Agreement is binding upon and inures to the benefit of the Parties and their respective successors, heirs, and permitted assigns.

6.9           This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

6.10         Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth on page one of this Agreement.

[signature page follows]

Each of the parties hereto has executed this Agreement to be effective as of the day and year first above written.

SELLER:

/s/ Pavel Mikhalkov
PAVEL MIKHALKOV

PURCHASER:

LANDBOND HOME LIMITED

/s/ Yong Zhang

By:           /s/ Yong Zhang
Title: